UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

QualTek Services Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40147	83-3584928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Sentry Parkway E, Suite 200 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

(484) 804-4585

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	QTEK	The Nasdaq Stock Market LLC
Warrants	QTEKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2022, QualTek Services Inc. (the “Company”), through its wholly-owned subsidiaries QualTek Buyer, LLC and QualTek LLC, entered into an amendment (the “Amendment”) among QualTek Buyer, LLC, QualTek LLC, certain of the Company’s subsidiaries party thereto and PNC Bank, National Association, as administrative agent, collateral agent and lender (in such capacity, the “Agent”), to that certain ABL Credit and Guaranty Agreement, dated as of July 18, 2018, among QualTek Buyer, LLC, QualTek LLC, certain of the Company’s subsidiaries party thereto, the Agent, PNC Capital Markets LLC as sole lead arranger and sole bookrunner, and the lenders party thereto (the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”).

The Credit Agreement provides for an asset-based revolving credit facility (the “ABL Facility”) with aggregate revolving commitments of $103,500,000, including a swingline subfacility and a letter of credit subfacility. The Amendment increased the aggregate revolving commitments by $26,500,000 to $130,000,000 for the time periods set forth in such Amended Credit Agreement (the “Seasonal Increase Period”). Interest on the principal amounts outstanding under the Credit Agreement, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin, or an adjusted Eurodollar rate, plus an applicable margin, as defined in the agreement (the “Applicable Margin”). The Amendment provides for a 0.50% increase in the Applicable Margin during the Seasonal Increase Period and a 0.25% increase in the Applicable Margin for all other time periods. The ABL Facility matures on July 17, 2025, unless required to mature earlier pursuant to the terms of the Amended Credit Agreement.

The description of the Amendment and the Amended Credit Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Amendment and the Amended Credit Agreement. A copy of the Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending October 1, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the ABL Facility and the Amended Credit Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTEK SERVICES INC.

Date: September 21, 2022	By:	/s/ Christopher S. Hisey
	Name:	Christopher S. Hisey
	Title:	Chief Executive Officer

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